EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Glenayre Technologies, Inc. on Form S-8 of our report dated February 3, 1995, appearing in the Annual Report on Form 10-K of Glenayre Technologies, Inc. for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP
Charlotte, North Carolina
October 16, 1997



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